   As filed with the Securities and Exchange Commission on September 30, 1998

                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Crusader Holding Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                         23-2562545
-------------------------------                             ----------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                   1230 Walnut Street, Philadelphia, PA   19107
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                           Director Stock Option Plan
                           Employee Stock Option Plan
                           --------------------------
                            (Full title of the plans)

                                  Bruce A. Levy
                                    President
                          Crusader Holding Corporation
                   1230 Walnut Street, Philadelphia, PA 19107
                   ------------------------------------------
                     (Name and address of agent for service)

                                 (215) 893-1500
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    copy to:

        Justin P. Klein, Esquire, Ballard Spahr Andrews & Ingersoll, LLP 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103


---------------------------------------------------------------------------------------------------------

                                            Calculation of Registration Fee

---------------------------------------------------------------------------------------------------------

                                             Proposed maximum     Proposed maximum
Title of securities        Amount to          offering price          aggregate            Amount of
  to be registered      be registered(1)       per share(2)       offering price(2)     registration fee

---------------------------------------------------------------------------------------------------------

Common Stock,              300,000 shares      $14.70              $ 4,410,000            $1,336.36
par value $0.01
per share



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Calculated in accordance with Rule 457(c) with respect to the shares based upon the average of the high and low prices reported for the Common Stock on the Nasdaq National Market as of September 24, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                  The documents containing the information required to be included in Part I of this Registration Statement will be given or sent to all persons granted an option to purchase shares of Common Stock of Crusader Holding Corporation (the "Company") pursuant to the terms of the Crusader Holding Corporation Director Stock Option Plan and the Crusader Holding Corporation Employee Stock Option Plan as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

               (b) The description of the Company's Common Stock, par value $0.01 per share, set forth in the Company's Registration Statement on Form 8-A, filed with the Commission on January 23, 1998.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents.


Item 4.  Description of Securities.

                  Not applicable.


Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.


Item 6.  Indemnification of Directors and Officers.

                  The Pennsylvania Business Corporation Law of 1988 authorizes the Company to indemnify its directors and officers in terms sufficiently broad to permit indemnification of such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

                  The Company's By-Laws provide as follows:

                           "Section 7.1. INDEMNIFICATION OF DIRECTORS, OFFICERS
                  AND OTHER PERSONS. The Corporation shall indemnify any director or officer, employee or agent of the Corporation or any of its subsidiaries who was or is an "authorized representative" of the Corporation (which shall mean, for the purpose of this Article, a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, its shareholders or otherwise) by reason of the fact that such person was or is an authorized representative of the Corporation to the fullest extent permitted by law, including without limitation indemnification against expenses (which shall include for purposes of this Article, attorneys' fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. If an authorized representative is not entitled to indemnification in respect to a portion of any liabilities to which such person may be subject, the Corporation shall nonetheless indemnify such person to the maximum extent for the remaining portion of the liabilities.

                           7.2 ADVANCEMENT OF EXPENSES. The Corporation shall
                  pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a proceeding on behalf of any person entitled to indemnification under Section
                  7.1 in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article and may pay such expenses in advance on behalf of any employee or agent on receipt of a similar undertaking. The financial ability of such authorized representative to make such repayment shall not be prerequisite to the making of an advance.

                           7.3 EMPLOYEE BENEFIT PLANS. For purposes of this
                  Article, the Corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; excise taxes assessed on an authorized representative with respect to any transaction with an employee benefit plan shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

                           7.4 SECURITY FOR INDEMNIFICATION OBLIGATIONS. To
                  further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

                           7.5 RELIANCE UPON PROVISIONS. Each person who shall
                  act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

                           7.6 AMENDMENT OR REPEAL. All rights of
                  indemnification under this Article shall be deemed a contract between the Corporation and the person entitled to indemnification under this Article pursuant to which the Corporation and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

                           7.7 SCOPE OF ARTICLE. The indemnification, as
                  authorized by this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person.

         The Company maintains a policy of directors' and officers' liability insurance.


Item 7.  Exemption from Registration Claimed.

                  Not applicable.


Item 8.  Exhibits.

                  Exhibit Number

                     4 Form of Certificate evidencing Common Stock of the Company (incorporated herein by reference to Exhibit
                            4.1 to the Company's Registration Statement on Form S-1 (File No. 333-42215), as amended).

                     5      Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

                     23.1   Consent of Grant Thornton LLP.

                     23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5).

                     24     Power of Attorney (included on signature page).

                     99.1 Crusader Holding Corporation Directors' Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1 (File No. 333-42215), as amended).

                     99.2 Crusader Holding Corporation Employee Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No. 333-42215), as amended).

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                    Provided, however, that paragraphs (a)(1)(i)
                           and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on September 30, 1998.

                                             CRUSADER HOLDING CORPORATION


                                             By: /s/ Bruce A. Levy
                                                 ---------------------------
                                             Name: Bruce A. Levy
                                             Title: President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Each person whose signature appears below in so signing also makes, constitutes and appoints Bruce A. Levy and Joseph T. Crowley and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.




/s/  Thomas J. Knox
---------------------------    Chairman, Chief Executive           September 30, 1998
Thomas J. Knox                 Officer and Director (principal
                               executive officer)


/s/  Bruce A. Levy
---------------------------    President and Director              September 30, 1998
Bruce A. Levy                  (principal executive officer)



/s/  Joseph T. Crowley
---------------------------    Vice President, Secretary,          September 30, 1998
Joseph T. Crowley              Treasurer and Director
                               (principal financial and
                               accounting officer)


---------------------------    Director                            September 30, 1998
Paul Bachow


/s/  Ronald L. Caplan
---------------------------    Director                            September 30, 1998
Ronald L. Caplan





__________________________      Director                       September 30, 1998
D. Walter Cohen


__________________________      Director                       September 30, 1998
Daniel DiLella


/s/ Linda R. Knox
__________________________      Director                       September 30, 1998
Linda R. Knox


/s/ Joel S. Lawson III
__________________________      Director                       September 30, 1998
Joel S. Lawson III


__________________________      Director                       September 30, 1998
Brian McAdams



                                  EXHIBIT INDEX

    Exhibit Number                      Description
    --------------                      -----------

         4 Form of Certificate evidencing Common Stock of the Company (incorporated herein by reference to Exhibit
                           4.1 to the Company's Registration Statement on Form S-1 (File No. 333-42215), as amended).

         5                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

         23.1              Consent of Grant Thornton LLP.

         23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5).

         24                Power of Attorney (included on signature page).

         99.1 Crusader Holding Corporation Directors' Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1 (File No. 333-42215), as amended).

         99.2 Crusader Holding Corporation Employee Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No. 333-42215), as amended).